Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-33094) of National Grid PLC of our report dated May 26, 2006 relating to the financial statements of the National Grid USA Companies’ Incentive Thrift Plan II, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2006

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